AZZ Inc. Reports Results for Second Quarter of Fiscal Year 2022; Generates EPS of $0.76 and Revises Guidance

Company revises fiscal year 2022 guidance: Sales of $865 - $925 million, and earnings per share of $2.90 - $3.20, excluding potential acquisitions or divestitures

October 12, 2021 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services today announced financial results for the second quarter of fiscal year 2022, ended August 31, 2021.

Second Quarter Overview (references throughout are to adjusted amounts for FY2021)(1):
•Strong year-over-year financial results
◦Diluted earnings per share of $0.76, up $0.27, or 55%
◦Net income of $19.0 million, up $6.0 million
◦EBITDA of $36.7 million, up $6.0 million
◦Sales of $216.4 million, up 6.4% versus last year
•Metal Coatings segment versus same quarter, prior year:
◦Sales of $129.6 million, up 10.7%
◦Operating income of $31.6 million, up 17.3%
◦Operating margins of 24.4%, up 140 basis points
•Infrastructure Solutions segment versus same quarter, prior year:
◦Sales of $86.9 million, up 0.6%
◦Operating income of $7.0 million, up 129.6%
◦Operating margins of 8.1%, up 460 basis points
•Declared quarterly cash dividend in the amount of $0.17 per share of common stock
•Repurchased $15.0 million in shares during the quarter; year-to-date we have repurchased 416,279 shares of common stock, totaling $21.2 million

Management Discussion

Tom Ferguson, President and Chief Executive Officer of AZZ, commented, “We continue to build positive momentum in fiscal 2022 with strong operating performance in the second quarter, driven by sales increasing 6%, operating income up 37% and net income up 46%, compared to the same quarter last year. The strength of our businesses coupled with our teams executing at a high level are key drivers for our growth and improving profitability across all segments.”

“Our Metal Coatings segment delivered strong operating results with sales of $129.6 million, up 10.7%, and operating margin of 24.4%, up 140 basis points compared with the operating margin of 23.0% in last year’s second quarter. Segment level results were driven by improved market conditions in solar, agriculture, bridge and highway and OEM, along with managing the increasing costs of materials and labor, and delivering on several operational improvement initiatives.”
(1) See "Non-GAAP Disclsoures" section included in the attached Financial Tables for a reconciliation of non-GAAP Adjusted Earnings Measures for the three and six months ended August 31, 2020.

Mr. Ferguson continued, “During the second quarter, our Infrastructure Solutions segment generated sales of $86.9 million, up 0.6% and operating margin of 8.1%, an improvement of 460 basis points, compared to operating margin of 3.5% for the same period last year. Results were driven by continued electrical sales and operations improvement, coupled with the benefit from cost reduction actions taken last year in our WSI business. I would like to thank our employees for their hard work in delivering these results, managing COVID-19, and continuing to provide exceptional service to our customers.”

Second Quarter Results

For the second quarter of fiscal year 2022, the Company reported sales of $216.4 million compared to $203.4 million for the comparable period last year, an increase of 6.4%. Operating income increased to $26.5 million, or by $7.2 million, compared to $19.3 million during last year’s comparable three-month period. Net income for the current quarter increased $6.0 million to $19.0 million, or $0.76 per diluted share compared to $13.0 million, or $0.49 per diluted share for the same quarter in the prior fiscal year. The provision for income taxes of $4.9 million reflects an effective tax rate of 20.4% for the three months ended August 31, 2021, as compared to $3.8 million, or 22.7%, for the prior year comparable period. Bookings for the three-month period increased to $231.8 million, compared to $208.6 million for the same quarter last year. The book-to-sales ratio improved to 1.07, compared to 1.03 in last year’s comparable period. Backlog at the end of the second quarter was $201.5 million, a decrease of 4.3% as compared to backlog at the end of the same quarter in the prior year. The decrease in backlog versus prior year is largely attributable to the completion of large orders in China. Sequentially, backlog was up $15.4 million, or 8.3% from the period ended May 31, 2021.

Metal Coatings Segment

For the second quarter of fiscal year 2022, Metal Coatings segment sales increased 10.7% to $129.6 million and operating income increased 17.3% to $31.6 million compared to $117.0 million and $26.9 million, respectively, for the same period in the prior fiscal year. Operating margins for the quarter were 24.4%, an improvement of 140 basis points compared to operating margins of 23.0% generated in the second quarter of fiscal year 2021. Operating margin improvement was driven by both improved price realization in the current quarter, and a continued focus on operational excellence.

Infrastructure Solutions Segment

For the second quarter of fiscal year 2022, Infrastructure Solutions segment sales increased 0.6% to $86.9 million as compared to $86.3 million in the same quarter of the prior year. Operating income for the second quarter of fiscal year 2022 totaled $7.0 million, an increase of $4.0 million, or 129.6% compared to operating income of $3.1 million in the prior year quarter. Operating margins for the quarter were 8.1% an improvement of 460 basis points over operating margin of 3.5% generated in the second quarter of fiscal year 2021. The increase in net sales and operating income was primarily attributable to improving end market conditions for both our industrial and electrical products and services, both of which faced significant COVID-related headwinds in their end markets during the previous year.

Fiscal Year 2022 Guidance

Mr. Ferguson added, “Due to the continued operating performance in our segments, we have revised our previously issued fiscal 2022 sales and earnings per share guidance. We now anticipate annual sales to be in the range of $865 million to $925 million and earnings per share to be in the range of $2.90 to $3.20 per diluted share for fiscal year 2022. This compares to the previously issued guidance of sales in the range $855 million to $935 million and earnings in the range of $2.65 to $3.05 per diluted share for fiscal year 2022.”

“For the remainder of fiscal 2022, we remain highly focused on growing our Metal Coatings segment while focusing our Infrastructure Solutions team on continuing to improve profitability. The underlining fundamentals of our business remain strong, providing us the foundation to aggressively pursue growth opportunities that fit our strategic plan. As part of our corporate commitment to Trust, Respect, Accountability, Integrity, Teamwork and Safety (“TRAITS”), we continue to carefully manage our workforce to ensure a safe and healthy operating environment, while leveraging our operational capacity to match our customers’ improved demand for our products and services.”

“We continue to actively pursue initiatives to enhance shareholder value, drive growth, and accelerate our strategy to become predominately a metal coatings company. We continue to explore a small number of specific opportunities related to Infrastructure Solutions, with increasing confidence that AZZ will be able become predominately a focused metal coatings company. We are a much stronger company today and well-positioned to meet the growing demands for infrastructure improvements in the U.S and globally,” concluded Mr. Ferguson.

Conference Call Details

AZZ Inc. will conduct a conference call to discuss financial results for the second quarter of fiscal year 2022 today, Tuesday, October 12, 2021, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088 (international), confirmation # 10160370, or for 30 days at http://www.azz.com/investor-relations.

There will be a slide presentation accompanying today’s event. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

Non-GAAP Disclosures

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the Company has provided adjusted operating income, adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with a greater transparency comparison of operating results across a broad spectrum of companies, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted operating income, adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

About AZZ Inc.

AZZ Inc. is a global provider of galvanizing and a variety of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to a broad range of markets, including but not limited to the power generation, transmission, distribution, refining and industrial markets. The Company’s Metal Coatings segment is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing, spin galvanizing, powder coating, anodizing and plating, to the North American steel fabrication industry. The Company’s Infrastructure Solutions segment is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy and waste management markets worldwide.

Safe Harbor Statement
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially continue to be adversely impacted by the ongoing COVID-19 pandemic, including governmental issued mandates regarding the same. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas which are used in our hot dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition or disposition opportunities; currency exchange rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com

---Financial tables on the following page---

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars and shares in thousands, except per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2021	2020	2021	2020
Sales	216,447	203,372	446,273	416,664
Cost of sales	161,332	157,278	333,231	328,363
Gross margin	55,115	46,094	113,042	88,301

Selling, general and administrative	28,587	26,749	55,802	54,639
Restructuring and impairment charges	—	18,693	—	18,693
Operating income	26,528	652	57,240	14,969

Interest expense	1,754	2,470	3,451	5,104
Other (income) expense, net	918	92	(51)	1,547
Income before income taxes	23,856	(1,910)	53,840	8,318
Income tax expense	4,878	(120)	12,525	4,567
Net income	$18,978	$(1,790)	$41,315	$3,751

Earnings per common share
Basic	$0.76	$(0.07)	$1.65	$0.14
Diluted	$0.76	$(0.07)	$1.64	$0.14

Diluted weighted average shares outstanding	25,135	26,175	25,216	26,198

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2021	2020	2021	2020
Sales:
Metal Coatings	$129,593	$117,037	$257,328	$236,027
Infrastructure Solutions	86,854	86,335	188,945	180,637
Total sales	$216,447	$203,372	$446,273	$416,664

Operating income:
Metal Coatings	$31,589	$15,600	$63,165	$40,684
Infrastructure Solutions	7,024	(4,310)	16,648	(5,358)
Corporate	(12,085)	(10,638)	(22,573)	(20,357)
Total operating income	$26,528	$652	$57,240	$14,969

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	August 31, 2021	February 28, 2021
Assets:
Current Assets(1)	$329,039	$303,492
Property, Plant and Equipment, Net	202,220	205,909
Other assets, net	491,979	487,041
Total assets	$1,023,238	$996,442

Liabilities and Shareholders’ Equity:
Current liabilities	$118,991	$113,850
Long-term debt due after one year, net	182,451	178,419
Other liabilities	83,370	80,881
Shareholders' equity	638,426	623,292
Total liabilities and shareholders' equity	1,023,238	996,442
(1) Includes assets held for sale of $5,758 and $3,684 as of August 31, 2021 and February 28, 2021, respectively.

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended August 31,
	2021	2020
Net cash provided by operating activities	37,758	32,166
Net cash used in investing activities	(10,562)	(10,531)
Net cash used in financing activities	(26,348)	(45,131)
Effect of exchange rates on cash	(197)	837
Net increase (decrease) in cash and cash equivalents	651	(22,659)
Cash and cash equivalents at beginning of period	14,837	36,687
Cash and cash equivalents at end of period	15,488	14,028

AZZ Inc.
Non-GAAP Disclosure
Adjusted Operating Income, Adjusted Earnings and Adjusted Earnings Per Share
(dollars in thousands, except per share data)
(unaudited)
In the second quarter of fiscal 2021, the Company developed and began the implementation of a plan to divest certain non-core businesses and later, divested several non-core businesses. During the six months ended August 31, 2021, the Company did not recognize any restructuring and impairment charges. The following tables provides a reconciliation for the three and six months ended August 31, 2021 and 2020 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures (dollars in thousands, except per share data):

	Three Months Ended August 31,		Six Months Ended August 31,
	2021	2020	2021	2020
Metal Coatings Segment
Sales	$129,593	$117,037	$257,328	$236,027
Segment operating income (loss):
Metal Coatings, as reported	$31,589	$15,600	$63,165	$40,684
Impact of impairment	—	11,324	—	11,324
Metal Coatings, as adjusted	$31,589	$26,924	$63,165	$52,008
Operating income percent, as adjusted	24.4%	23.0%	24.5%	22.0%

Infrastructure Solutions Segment
Sales	$86,854	$86,335	$188,945	$180,637
Segment operating income (loss):
Infrastructure Solutions, as reported	7,024	(4,310)	16,648	(5,358)
Impact of impairment	—	7,369	—	7,369
Infrastructure Solutions, as adjusted	$7,024	$3,059	$16,648	$2,011
Operating income percent, as adjusted	8.1%	3.5%	8.8%	1.1%

	Three Months Ended		Six Months Ended
	August 31, 2020		August 31, 2020
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss) and diluted earnings (loss) per share	$(1,790)	$(0.07)	$3,751	$0.14
Adjustments (net of tax):
Restructuring and impairment charges:
Metal Coatings	11,324	0.43	11,324	0.43
Infrastructure Solutions	7,369	0.28	7,369	0.28
Subtotal	18,693	0.71	18,693	0.71
Tax benefit related to restructuring and impairment charges	(3,930)	(0.15)	(3,930)	(0.15)
Total adjustments	14,763	0.56	14,763	0.56
Adjusted earnings and adjusted earnings per share	$12,973	$0.50	$18,514	$0.71

(1) Earnings per share amounts included in the table above may not sum due to rounding differences.